Exhibit 23.2

CONSENT OF MOSS ADAMS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the joint proxy statement which forms a part of the  Registration Statement on Form S-4, of our report dated February 13, 2006, relating to the consolidated financial statements of Primedex Health Systems, Inc. as of October 31, 2004 and 2005 and for each of the three years in the period ended October 31, 2005, and to the reference to us under the heading “Experts”.

/s/ Moss Adams LLP

Los Angeles, California
October 16, 2006